EXHIBIT 10.9D

Amendment No. 4 to
Cenex Harvest States Cooperatives
Share Option Plan

WHEREAS, the Cenex Harvest States Share Option Plan (the “Plan”) was adopted by the Company effective January 1, 1998 and was amended on August 31, 1998, May 2, 2001, and June 4, 2002; and

WHEREAS, the Committee for the Plan has recommended to the Board that the Plan be amended to reflect the change in the name of the Company from Cenex Harvest States Cooperatives to CHS Inc., which was effective as of August 5, 2003; and

WHEREAS, Section 5.1 of the Plan provides that the Board may amend the Plan in whole, or in part.

NOW, THEREFORE, BE IT RESOLVED, That the Plan is amended, effective as of August 5, 2003, as follows:

I.	Section 2.5 of the Plan is amended to read as the following:

     2.5 “Committee” means the CHS Inc. Share Option Plan Committee appointed in accordance with Section 6.1.

2.	Section 2.6 of the Plan is amended to read as the following:

     2.6 “Disability” means that the Participant has been determined to be disabled under the provision of the CHS Inc. Long Term Disability Plan (formerly known as the Cenex Harvest States Cooperatives Long Term Disability Plan).

3.	Section 2.9 of the Plan is amended to read as the following:

     2.9 “Employer” means CHS Inc. (formerly known as Cenex Harvest States Cooperatives), and any successor thereto, and any affiliated entity that is related to the Employer pursuant to the rules under Code sections 414(b), (c), or (d) and the regulations thereunder, which adopts the Plan as a participating Employer.

4.	Section 2.19 of the Plan is amended to read as the following:

     2.19 “Plan” means the CHS Inc. Share Option Plan (formerly known as the Cenex Harvest States Cooperatives Share Option Plan), as set forth herein and from time to time amended.

RESOLVED FURTHER, That the Chief Executive Officer of the Company and the Committee for the Plan are authorized and empowered to take any and all additional actions to implement the aforesaid resolutions.

Adopted: 04/06/04

CHS INC.
By:	s/ John Schmitz
John Schmitz
Its Executive Vice President and CFO